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                                                                    Exhibit 99.1

                  DOMINION HOMES, INC. ANNOUNCES UNDERWRITER'S
                        EXERCISE OF OVER-ALLOTMENT OPTION

DUBLIN, Ohio July 29, 2002 (BUSINESS WIRE) - Dominion Homes, Inc. (DHOM) announced today that Raymond James & Associates, Inc. and Legg Mason Wood Walker, Incorporated have exercised a portion of the over-allotment option granted in conjunction with the Company's recent public offering which closed on June 28, 2002. The underwriters purchased a total of 107,800 additional common shares, 53,900 of which were purchased from Dominion Homes, Inc. and 53,900 of which were purchased from BRC Properties Inc., the principal shareholder of Dominion Homes.

Dominion Homes is a leading builder of high quality single-family homes in Central Ohio and Louisville, Kentucky. It offers three distinct series of homes which are differentiated by size, price, standard features and available options.

Contact: Dominion Homes, Inc.
Peter J. O'Hanlon or Terry E. George
at (614) 761-6000.